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                                                                 EXHIBIT 3.27

                            ARTICLES OF INCORPORATION

                                       OF

                         SCHATZ UNDERGROUND CABLE, INC.

     The undersigned natural person of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

                                   ARTICLE ONE

     The name of the Corporation is: Schatz Underground Cable, Inc.

                                   ARTICLE TWO

     The address, including street and number, if any, of the corporation's initial registered office in this state is: 20 South Church Street, P.O. Box 547, Union, Missouri 63084, and the name of its initial agent at such address is: David L. Baylard.

                                  ARTICLE THREE

     The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:

      NUMBER OF SHARES
         AUTHORIZED                      CLASS                     PAR VALUE
      ----------------                   -------                   ----------
          30,000                         Common                      $1.00

     The preferences, qualifications, limitation, restrictions, and the special or relative rights, including convertible rights, if any, in respect of the shares of each class are as follows: None.

                                  ARTICLE FOUR

     The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.

     Each holder of Common Stock of this corporation shall have




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the first right (subject to reasonable adjustment to avoid the issue of fractional shares) to purchase shares of Common Stock of this corporation that may hereafter from time to time be issued (whether or not presently authorized), including treasury shares of the corporation, in the ratio that the number of shares of Common Stock he holds at the time of the issue bears to the total number of shares of Common Stock outstanding. This right shall be deemed waived by any holder of Common Stock who does not exercise it and pay for the stock preempted within thirty days of receipt of a notice in writing from the corporation inviting him to exercise the right.

                                  ARTICLE FIVE

     The name and place of residence of each incorporator is: David L. Baylard, 1163 Albany, St. Louis, Missouri 63119.

                                  ARTICLE SIX

     The number of directors to constitute the first board of directors is two
(2). Thereafter the number of directors shall be fixed by, or in the manner provided in the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.

                                  ARTICLE SEVEN

     The duration of the Corporation is perpetual.

                                  ARTICLE EIGHT

     The Corporation is formed for the following purposes:

     To manufacture, buy, sell, deal in, and to engage in, conduct, and carry on the business of manufacturing, buying, selling and


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dealing in goods, wares, and merchandise of every class and description;

     To carry on and conduct a general wholesale and retail mercantile business;

     To lease or buy stores, storerooms, warehouses, branch offices and any other type of business space convenient or suitable for effectuating the purposes of the corporation in Missouri or in any other state;

     To enter into contracts or agreements in any form whatsoever with manufacturers, distributors or wholesalers of goods, wares and merchandise granting to this corporation exclusive or non-exclusive rights of representation, distribution, sale or other handling of the products of said manufacturer, wholesaler, or distributor in any territory of the United States;

     To buy, lease, contract for, invest in or otherwise acquire any real or personal property, or any interest therein, or all or any part of the good will, rights, franchises, property and business of any person, entity, partnership, association or corporation, to pay for the same in cash or in stock of any class, bonds, or other obligations of the corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation, and conduct in any lawful manner the whole or any part of the business thus acquired;


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     To sell, lease, exchange, convey, mortgage, pledge, transfer, assign and deliver, and otherwise dispose of, all or any part of the property, assets and effects of the corporation, and receive in payment therefor cash or stocks, bonds, notes, debentures, or other securities or evidences of indebtedness or obligations of any individual, firm, corporation, company, association, trust or organization, on such terms and conditions as the Board of Directors of the corporation shall determine, subject to limitations, restrictions or requirements imposed by law;

     To act as principal, agent, broker, dealer, factor, jobber, commission merchant or in any representative capacity in transacting any business authorized herein;

     To manufacture, buy, sell, exchange, mortgage, encumber, improve, develop, manage, control, assign, transfer, convey, lease, pledge, or otherwise acquire, hold, own, alienate or dispose of, property of any kind whatsoever, real, personal or mixed, wheresoever situated or any interest therein;

     To construct, improve, rebuild, alter, decorate, maintain, manage, control, lease, encumber, or otherwise to acquire, hold and dispose of and deal in any and all kinds of improvements upon land belonging to this company, or upon other land;

     To enter into any lawful arrangements for profit sharing, reciprocal concession or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized


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to carry on or any business or transactions deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation;

     To lease, purchase, manufacture, or otherwise acquire and to own, hold, mortgage, pledge, assign, transfer, or otherwise dispose of, and generally to deal in and use building materials, tools, equipment, furniture, fixtures and supplies incident to or useful in connection with the purchase, sale, ownership, construction, maintenance, and management of real estate, buildings and other structures;

     To acquire, hold, sell, use, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or of any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the corporation;

     To purchase, insofar as the name may be done without impairing the stated capital of the corporation, and to hold, pledge, and reissue shares of its own capital stock, but such shares so acquired and held shall not be entitled to vote, either directly or indirectly, nor to receive dividends;

     To purchase, or in any manner acquire, to own and hold, receive and dispose of the income from, to guarantee, sell, assign, transfer, mortgage, pledge, or otherwise dispose of, and to exercise all of the rights of individual natural persons with respect to any bonds, securities and evidences of indebtedness


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of, or shares of stock in any corporation or joint stock company of any state, territory or country, and while the owner of said stock, to exercise all of the rights, powers and privileges of ownership, including the right to vote thereon;

     To purchase, incorporate and/or cause to be merged, consolidated, reorganized or liquidated, and to promote, take charge of and aid, in any way permitted by law, and incorporation, merger, consolidation or liquidation of any corporation, association or entity;

     To borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures convertible or non-convertible, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of the whole or any part of the assets of the corporation, real personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes;

     To enter into, make, perform, and carry out contracts of every sort and kind, for any lawful purpose, with any person, firm, association or corporation, whether public, private or municipal


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or body politic, and with the Government of the United States or any state, territory or colony thereof, or any foreign government;

     To conduct business in all other states, the District of Columbia, the territories, possessions and dependencies of the United States and in any or all foreign countries, to have one or more offices out of the State of Missouri, and to hold, purchase, lease, let mortgage and convey real and personal property out of said state as well as therein;

     To do any and everything necessary or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinabove enumerated, either for itself or as agent for any person, firm or corporation, either alone or in association with other corporations, or with any firm or individual; to engage in any other lawful business or operation deemed advantageous or desirable, and to do any and everything incidental to, growing out of, or germane to any of the foregoing purposes or objects, and to have and exercise all of the powers and rights conferred by the laws of the State of Missouri upon corporations formed under the Act hereinabove referred to, and all acts amendatory thereof and supplemental thereto, it being expressly provided that the foregoing clauses shall be construed both as objects and powers and shall be in furtherance and not in limitation of the powers conferred by the laws of the State of Missouri and that the foregoing enumeration of specific powers shall not be held to alter or restrict in any manner the general powers of this corporation;


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     The objects and purposes specified in the foregoing clauses of this Article
VIII shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of this Certificate of Incorporation, and shall be construed as powers as well as objects and purposes.

     No holder of shares of any class of stock authorized or issued pursuant hereto shall have any preemptive or preferential right of subscription to any shares of any class of stock of this corporation, either now or hereafter authorized, or to any obligations convertible into stock of any class of this corporation, issued or sold, nor any right of subscription to any thereof, other than such, if any, as the Board of Directors in its discretion may from time to time determine, and at such prices as the Board of Directors may from time to time fix pursuant to the authority conferred by these Articles.

     The Corporation and its officers shall have power to make gifts, donations, or contributions to religious, charitable, civic, and other similar organizations.

     To pay for any property, rights, or interests acquired by the corporations in money or other property, rights, or interests, or by assigning, issuing, or delivering in exchange therefor its own stock, bonds, debentures, notes, certificates of indebtedness, or other obligations, secured or unsecured, and however evidenced, convertible into stock or not so convertible, upon any terms, and in any lawful manner.


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     To install, manufacture, buy, and sell, at retail or wholesale, use, distribute, and otherwise deal in wire, cable, strands, and rods of all kinds, insulated or otherwise, however used, for underground, external, internal, or submarine use; to manufacture, sell, buy, use, and otherwise deal in all kinds of materials for insulating, covering, and protecting wire and cable of any character, or metal, textile fabric, or other products of vegetable or mineral substance; to manufacture, buy, sell, lease, operate, and otherwise deal in machinery or appliances for the manufacture and installation of wire and cable or insulating materials of any and all kinds, or products or supplies of any nature or kind used in said business.

     To purchase, lease, locate, or otherwise acquire, to prospect and explore for, and to own, hold, option, sell, exchange, lease, mortgage, or otherwise dispose of and deal in lands, real estate, water rights, and claims and interests therein, in any part of the world, and to develop, improve, and work the same; to conduct operations of every kind and by any method now known or hereafter devised.

     To purchase, lease, or otherwise acquire, and to own, hold, sell, exchange, lease, mortgage, or otherwise dispose of, and deal in and operate plants for reducing, milling, concentrating, smelting, converting, refining, preparing for market, or otherwise treating oils, ores, minerals, matter, and bullion.

     To carry on as principals, agents, commission merchants, consignees, or in any capacity whatever, the business of installing wires and cables for television, telephone, telegraph, radio, and


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other means of communication, and all other powers and authorities granted by
Chapter 351, Revised Statutes of Missouri, 1978.

                                  ARTICLE NINE

     The directors shall have power, without the assent or vote of the stockholders, to make, amend, alter and repeal the by-laws of the corporation; to fix the times for the declaration and payment of dividends; to fix and vary the amount to be reserved as working capital; to authorize and cause to be executed mortgages and liens upon all the property of the corporation, or any part thereof.

     The directors shall also have power, with the consent in writing of 75% of the holders of the voting stock issued and outstanding, or upon the affirmative vote of the holders of 75% of the stock issued and outstanding having voting power, to sell, lease, or exchange all of its property and assets, including its good will and its corporate franchises, upon such terms and conditions as the Board of Directors deem expedient and for the best interests of the corporation. This shall not waive any rights of dissenting shareholders under the statutes of the State of Missouri.

                                   ARTICLE TEN

     Any person, upon becoming the owner or holder of any shares of stock or other securities issued by this corporation, does thereby consent and agree that all rights, powers, privileges, obligations, or restrictions pertaining to such person or such securities in any way may be altered, amended, restricted, enlarged or repealed by legislative enactments of the State of


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shall apply also in respect of any amount paid in compromise of any such action, suit, proceeding or claim asserted against such director or officer (including expenses, counsel fees and costs reasonably incurred in connection therewith), provided the Board of Directors shall have first approved such proposed compromise settlement and determined that the officer or director involved was not guilty of negligence or misconduct; but in taking such action any director involved shall not be qualified to vote thereon, and if for this reason a quorum of the Board cannot be obtained to vote on such matter it shall be determined by a committee of three persons appointed by the shareholders at a duly called special meeting or at a regular meeting. In determining whether or not a director or officer was guilty of negligence or misconduct in relation to any such matter, the Board of Directors or committee appointed by the Shareholders, as the case shall be, may rely conclusively upon an opinion of independent legal counsel selected by such Board of Directors or committee. The right to indemnification herein provided shall not be exclusive of any other rights to which such director or officer may be lawfully entitled.

      IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 16th day of July, 1982.

                                               /s/ DAVID L. BAYLARD
                                               ---------------------------
                                                   DAVID L. BAYLARD
STATE OF MISSOURI  )
                   ) SS:
COUNTY OF FRANKLIN )

     I, SANDRA L. YENZER, a notary public do hereby certify


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Missouri or of the United States hereinafter adopted which have references to or affect corporations, such securities, or such persons in any way; and that the corporation reserves the right to transact any business of the corporation, to alter, amend or repeal these Articles of Incorporation, or to do any other act or things as authorized, permitted or allowed by such legislative enactments.

                                 ARTICLE ELEVEN

     The private property of the shareholders of the corporation shall not be subject to the payment of corporate debts, except to the extent of any unpaid balances of subscriptions for shares.

                                 ARTICLE TWELVE

     Each director or officer, or former director or officer of this corporation, and his legal representatives, shall be indemnified by the corporation against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, suit, proceeding or claim in which he is made a party by reason of his being, or having been, such director or officer; and any person who, at the request of this corporation, served as director or officer of any other corporation in which this corporation owned corporate stock, and his legal representatives, shall in like manner be indemnified by this corporation; provided that in neither case shall the corporation indemnify such director or officer with respect to any matters as to which he shall finally be adjudged in any such action, suit or proceeding, to have been liable for negligence or misconduct in the performance of his duties as such director or officer. The indemnification herein provided for, however,


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that on the 16th day of July, 1982, personally appeared before me, DAVID L.
BAYLARD, who being by me first duly sworn, declare that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

                                                  /s/ SANDRA LEFENZER
                                                  ----------------------------
                                                      NOTARY PUBLIC


My Commission Expires:
     10-11-85
----------------------



                                 [FILED STAMP]



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                                                            STATE OF MISSOURI
       [STAMP]                      Rebecca McDowell Cook, Secretary of State
                                       P.O. BOX 778, Jefferson City, MO 65102
                                                         Corporation Division






                 Statement of Change of Registered Agent and/or
                                Registered Office
          By A Foreign or Domestic For Profit or Nonprofit Corporation

--------------------------------------------------------------------------------

                                  Instructions


1. This form is to be used by either a for profit or nonprofit corporation to change either or both the name of its registered agent and/or the address of its existing registered agent

2. There is a $10.00 fee for filing this statement. It must be filed in DUPLICATE.

3. P.O. Box may only be used in conjunction with a physical street address.

4.     Agent and address must be in the state of Missouri.

5.     The corporation may not at as its own agent.

--------------------------------------------------------------------------------







                                            Charter No.  00243286
                                                       -------------------------

(1)   The name of the corporation is:    Schatz Underground Cable, Inc.
                                        ----------------------------------------

(2)   The address, including street and number, of its PRESENT registered office
      (before change) is: 376 Hwy 100 East               Villa Ridge, Mo. 63089
                         ------------------------------------------------------
                    Address                                      City/State/Zip

(3) The address, including street and number, of its registered office is hereby CHANGED TO:

      829 Park Lamar Dr.                                               Villa Rd
      -------------------------------------------------------------------------
      Address    (P.O. Box may only be used in conjunction      City/State/Zip
                      with a physical street address)


(4)   The name of its PRESENT registered agent (before change) is: Larry Schatz
                                                                 --------------
(5)   The name of the NEW registered agent is:  Gerard Salisbury
                                              ---------------------------------

      Authorized signature of NEW registered agent must appear below:

                              /s/ GERARD SALISBURY
      -------------------------------------------------------------------------
            (May attach separate originally executed written consent
                    to this form in lieu of this signature)

(6) The address of its registered office and the address of the office of its registered agent, as changed, will be identical.

IN AFFIRMATION OF THE FACTS STATED ABOVE,

 /s/ GERARD SALISBURY                                        Gerard Salisbury
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(Authorized signature of officer or, if applicable,               (Printed Name)
chairman of the board)

 Sec                                                         5/12/99
-------------------------------------------------------------------------------
(Title)                                                    (Date of Signature)